UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

Retail Value Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-38517	82-4182996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, Par Value $0.10 Per Share	RVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On July 13, 2021, the general due diligence period expired under the Purchase and Sale Agreement, dated as of June 30, 2021 (the “Purchase Agreement”), by and among Retail Value Inc. (the “Company”) and RVT PR Mezz Borrower 1 LLC, a wholly-owned subsidiary of the Company (collectively, the “Sellers”), and Kildare Acquisitions US, LLC (the “Purchaser”). Pursuant to the Purchase Agreement, the Sellers have agreed to sell to the Purchaser all of their interests in the limited liability companies that own all of the Company’s remaining assets located in Puerto Rico (comprising approximately 3.5 million square feet of Company‑owned gross leasable area) for $550 million in cash, subject to adjustment for certain closing pro-rations, allocations and adjustments. The sale does not include any cash or restricted cash held by or on behalf of the limited liability companies at closing and the Sellers will retain the right to pursue and collect amounts from tenants relating to pre-closing periods (including amounts relating to pre-closing periods which have been deferred and are to be repaid by tenants sometime after the closing date).  Closing remains subject to customary conditions, including but not limited to delivery of estoppel letters from tenants, the accuracy of Sellers’ representations in all material respects and the absence of condemnation or casualty events exceeding $30 million in the aggregate. In connection with the expiry of the due diligence period, the Purchaser posted a deposit of $15 million with the escrow agent for the transaction, which deposit is nonrefundable (except in certain limited circumstances as set forth in the Purchase Agreement) and will be credited to Purchaser against the purchase price at closing.  Closing of the transaction is expected to occur by the end of the third quarter of 2021. The Company anticipates utilizing a portion of the net proceeds from the transaction to repay the entire balance of the mortgage loan, as required under the mortgage agreement. At June 30, 2021, the outstanding principal amount of the mortgage loan was approximately $214.5 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number Description

104Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Retail Value Inc.

	By:	/s/ Aaron M. Kitlowski
Name: Aaron M. Kitlowski
Date: July 15, 2021	Title: Executive Vice President and Secretary